CERTIFICATIONS PURSUANT TO THE SARBANES-OXLEY ACT
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 2 to the Annual Report of J-Pacific Gold Inc. (the "Company") on Form 20-F/A for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Nicholas Ferris, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
(3) this ammended report was filed to clarify wording and disclosure pursuant to a disclosure review conducted staff at the Securities and Exchange Commission, Division of Corporation Finance.

Date: Dec 21, 2007

/s/ Nicholas Ferris
Chief Executive Officer
J-Pacific Gold Inc.